NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311
Bloomin’ Brands Reports Strengthening Sales Trends
Significantly Outperformed Industry Comp Sales Benchmarks
Generating Consistent Positive Cash Flow with Enhanced Liquidity Position
Announces 2020 Q3 Financial Results

TAMPA, Fla., October 23, 2020 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2020 (“Q3 2020”) compared to the third quarter 2019 (“Q3 2019”).

Statement from David Deno, Chief Executive Officer

Our priorities remain unchanged as we are focused on taking care of our people and serving food in an environment that protects both team members and customers. Maintaining a motivated, well trained, and engaged employee base that is committed to providing a safe dining experience is critical to our long-term success. The decision not to furlough any employees during the pandemic reinforced this principle. This decision is paying off and has been a big part of our success in driving results throughout the pandemic.

It is clear that customers want to come back to restaurants and they are confident in our ability to provide a safe and welcoming dining experience. Our dining rooms across the country continue to maintain elevated safety measures, including additional sanitation and disinfecting practices, as well as contactless payment options for consumers. Across the U.S. portfolio, we experienced consistent weekly sales momentum throughout the third quarter as we adapted to this evolving environment. In-restaurant sales continue to improve and our off-premises business remains robust as we are retaining approximately 50% of the incremental volume achieved while our dining rooms were closed. Off-premises remains a priority and we will leverage our strong capabilities to capitalize on this important and growing channel.

We are dedicated to growing sales while improving value. In September, we launched a new menu at Outback Steakhouse designed to reinforce our steak leadership through more accessible premium cuts and larger portions while also lowering menu prices. This efficient menu design reduces complexity, which improves execution and consistency that results in an improved customer experience.

This past year we have learned even more about the business and rethought how we manage expenses. These learned efficiencies provide optimism about the ability to grow margins, once we exit the pandemic. Our third quarter sales and profits were above expectations with U.S. comp sales exceeding Knapp trends by over 850 basis points. In addition, our improved sales recovery, coupled with disciplined cost management, enabled us to generate positive cash flow in the quarter while paying down debt.

We are becoming a better, stronger, operations-focused company. Even though a challenging environment remains, I am more convinced than ever of the important role that full-service restaurants will continue to play in the lives of our customers and communities.

Third Quarter Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted (loss) earnings per share attributable to common stockholders to Adjusted diluted (loss) earnings per share for the third quarter 2020 (“Q3 2020”) compared to the third quarter 2019 (“Q3 2019”).

	Q3
	2020	2019	CHANGE
Diluted (loss) earnings per share attributable to common stockholders	$(0.20)	$0.11	$(0.31)
Adjustments	0.08	(0.01)	0.09
Adjusted diluted (loss) earnings per share	$(0.12)	$0.10	$(0.22)

______________
See Non-GAAP Measures later in this release.

Third Quarter Financial Results

(dollars in millions)	Q3 2020	Q3 2019	CHANGE
Total revenues	$771.3	$967.1	(20.3)%

GAAP restaurant-level operating margin	10.7%	12.9%	(2.2)%
Adjusted restaurant-level operating margin (1)	10.7%	12.5%	(1.8)%

GAAP operating (loss) income margin	(1.8)%	2.3%	(4.1)%
Adjusted operating (loss) income margin (1)	(1.3)%	2.3%	(3.6)%
___________________
(1)See Non-GAAP Measures later in this release.

•The decrease in total revenues was primarily due to: (i) significantly lower comparable restaurant sales and franchise revenues principally attributable to the COVID-19 pandemic, (ii) the net impact of restaurant closures and openings and (iii) the effect of foreign currency translation of the Brazil Real relative to the U.S. dollar.

•GAAP and Adjusted restaurant-level operating margin decreased due to: (i) significantly lower comparable restaurant sales and costs incurred in connection with the COVID-19 pandemic, including incremental delivery related costs, and (ii) higher labor costs. These decreases are partially offset by: (i) reduced advertising, utilities and operating expenses, (ii) a reduction in prep labor hours and (iii) cost savings from waste reduction initiatives.

•GAAP operating income margin decreased due to: (i) a decline in restaurant-level operating margin discussed above, (ii) sales deleveraging in connection with the COVID-19 pandemic across depreciation and amortization and general and administrative expense and (iii) certain costs in connection with our transformation initiatives. These costs in connection with transformation initiatives were excluded from our adjusted operating income margin.

Third Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED SEPTEMBER 27, 2020	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(10.4)%
Carrabba’s Italian Grill	(9.0)%
Bonefish Grill	(22.5)%
Fleming’s Prime Steakhouse & Wine Bar	(20.3)%
Combined U.S.	(12.8)%
International
Outback Steakhouse - Brazil (1)	(54.8)%
______________
(1)Brazil comparable restaurant sales are on a one-month lag and are presented on a calendar basis. Represents results through August 31, 2020. In September, Brazil comparable restaurant sales were down (22.9%).

2020 Financial Outlook
As announced on March 20, 2020, the Company withdrew its 2020 financial guidance for the fiscal year ending December 27, 2020. Due to the current global market and economic conditions as a result of COVID-19, the Company will not provide guidance for the remainder of the year.

Conference Call
The Company will host a conference call today, October 23, 2020 at 8:30 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted (loss) income from operations and the corresponding margin, (iii) Adjusted net (loss) income, (iv) Adjusted diluted (loss) earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income (loss) from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, six and seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 47 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Statement from David Deno, Chief Executive Officer” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Revenues
Restaurant sales	$766,487	$951,816	$2,338,985	$3,069,145
Franchise and other revenues	4,773	15,328	19,071	48,060
Total revenues	771,260	967,144	2,358,056	3,117,205
Costs and expenses
Food and beverage costs	230,547	300,375	730,998	965,165
Labor and other related	246,861	288,552	761,667	908,780
Other restaurant operating	207,301	240,372	631,702	732,121
Depreciation and amortization	43,417	47,926	137,469	147,196
General and administrative	57,443	66,570	197,732	209,114
Provision for impaired assets and restaurant closings	(54)	1,391	66,223	6,917
Total costs and expenses	785,515	945,186	2,525,791	2,969,293
(Loss) income from operations	(14,255)	21,958	(167,735)	147,912
Loss on modification of debt	—	—	(237)	—
Other income (expense), net	1	11	(211)	(145)
Interest expense, net	(18,300)	(13,256)	(46,647)	(36,885)
(Loss) income before (benefit) provision for income taxes	(32,554)	8,713	(214,830)	110,882
(Benefit) provision for income taxes	(14,776)	(660)	(70,210)	6,051
Net (loss) income	(17,778)	9,373	(144,620)	104,831
Less: net (loss) income attributable to noncontrolling interests	(141)	125	(116)	2,262
Net (loss) income attributable to Bloomin’ Brands	(17,637)	9,248	(144,504)	102,569
Redemption of preferred stock in excess of carrying value	—	—	(3,496)	—
Net (loss) income attributable to common stockholders	$(17,637)	$9,248	$(148,000)	$102,569

(Loss) earnings per share attributable to common stockholders:
Basic	$(0.20)	$0.11	$(1.69)	$1.15
Diluted	$(0.20)	$0.11	$(1.69)	$1.14

Weighted average common shares outstanding:
Basic	87,558	86,843	87,394	89,484
Diluted	87,558	87,305	87,394	90,306

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Revenues
Restaurant sales	$719,406	$835,753	$2,141,062	$2,737,182
Franchise and other revenues	2,332	12,691	12,253	39,988
Total revenues	$721,738	$848,444	$2,153,315	$2,777,170
Restaurant-level operating margin	11.4%	12.0%	9.4%	14.5%
Income (loss) from operations	$29,574	$50,318	$(21,968)	$242,167
Operating income (loss) margin	4.1%	5.9%	(1.0)%	8.7%
International Segment
Revenues
Restaurant sales	$47,081	$116,063	$197,923	$331,963
Franchise and other revenues	2,441	2,637	6,818	8,072
Total revenues	$49,522	$118,700	$204,741	$340,035
Restaurant-level operating margin	(1.5)%	18.7%	5.7%	19.8%
(Loss) income from operations	$(7,926)	$10,550	$(18,209)	$31,179
Operating (loss) income margin	(16.0)%	8.9%	(8.9)%	9.2%
Reconciliation of Segment Income (Loss) from Operations to Consolidated (Loss) Income from Operations
Segment income (loss) from operations
U.S.	$29,574	$50,318	$(21,968)	$242,167
International	(7,926)	10,550	(18,209)	31,179
Total segment income (loss) from operations	21,648	60,868	(40,177)	273,346
Unallocated corporate operating expense	(35,903)	(38,910)	(127,558)	(125,434)
Total (loss) income from operations	$(14,255)	$21,958	$(167,735)	$147,912

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	SEPTEMBER 27, 2020	DECEMBER 29, 2019
Cash and cash equivalents (1)	$160,032	$67,145
Net working capital (deficit) (2)	$(540,778)	$(621,553)
Total assets	$3,367,598	$3,592,683
Total debt, net (1)	$1,147,890	$1,048,704
Total stockholders’ equity	$12,555	$177,481
Common stock outstanding	87,573	86,946
_________________
(1)In May 2020, we issued $230 million of senior convertible notes which yielded net proceeds of approximately $202 million after issuance costs and related hedge and warrant transactions.
(2)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED QUARTER TO DATE
	SEPTEMBER 27, 2020		SEPTEMBER 29, 2019
Consolidated:	GAAP	ADJUSTED	GAAP	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	30.1%	30.1%	31.6%	31.6%	1.5%
Labor and other related	32.2%	32.2%	30.3%	30.3%	(1.9)%
Other restaurant operating	27.0%	27.0%	25.3%	25.6%	(1.4)%

Restaurant-level operating margin (2)	10.7%	10.7%	12.9%	12.5%	(1.8)%

Segments - Restaurant-level operating margin:
U.S. (2)	11.4%	11.4%	12.0%	11.5%	(0.1)%
International (2)	(1.5)%	(1.5)%	18.7%	18.7%	(20.2)%

	THIRTY-NINE WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED YEAR TO DATE
	SEPTEMBER 27, 2020		SEPTEMBER 29, 2019
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	31.3%	30.9%	31.4%	31.4%	0.5%
Labor and other related	32.6%	32.6%	29.6%	29.6%	(3.0)%
Other restaurant operating	27.0%	27.0%	23.9%	24.0%	(3.0)%

Restaurant-level operating margin (2)	9.2%	9.5%	15.1%	15.0%	(5.5)%

Segments - Restaurant-level operating margin:
U.S. (2)	9.4%	9.6%	14.5%	14.4%	(4.8)%
International (2)	5.7%	6.7%	19.8%	19.8%	(13.1)%
_________________
(1)The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.
(2)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable (favorable) adjusted restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table six of this release:

	THIRTEEN WEEKS ENDED SEPTEMBER 29, 2019	THIRTY-NINE WEEKS ENDED
(dollars in millions)		SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Restaurant and asset impairments and closing costs	$3.8	$2.8	$4.0
Restaurant relocations and related costs	(0.1)	(0.1)	(0.4)
COVID-19 related costs (1)	—	(9.9)	—
	$3.7	$(7.2)	$3.6
_________________
(1)Includes $7.3 million of adjustments recorded in Food and beverage costs, including $2.0 million of adjustments recorded in the international segment. All other adjustments were recorded within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
(Loss) income from operations	$(14,255)	$21,958	$(167,735)	$147,912
Operating (loss) income margin	(1.8)%	2.3%	(7.1)%	4.7%
Less:
Franchise and other revenues	4,773	15,328	19,071	48,060
Plus:
Depreciation and amortization	43,417	47,926	137,469	147,196
General and administrative	57,443	66,570	197,732	209,114
Provision for impaired assets and restaurant closings	(54)	1,391	66,223	6,917
Restaurant-level operating income	$81,778	$122,517	$214,618	$463,079
Restaurant-level operating margin	10.7%	12.9%	9.2%	15.1%

U.S.	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Income (loss) from operations	$29,574	$50,318	$(21,968)	$242,167
Operating income (loss) margin	4.1%	5.9%	(1.0)%	8.7%
Less:
Franchise and other revenues	2,332	12,691	12,253	39,988
Plus:
Depreciation and amortization	35,057	36,670	110,005	114,372
General and administrative	19,732	24,405	68,955	77,078
Provision for impaired assets and restaurant closings	(86)	1,351	56,389	3,503
Restaurant-level operating income	$81,945	$100,053	$201,128	$397,132
Restaurant-level operating margin	11.4%	12.0%	9.4%	14.5%

International	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
(Loss) income from operations	$(7,926)	$10,550	$(18,209)	$31,179
Operating (loss) income margin	(16.0)%	8.9%	(8.9)%	9.2%
Less:
Franchise and other revenues	2,441	2,637	6,818	8,072
Plus:
Depreciation and amortization	5,672	7,201	18,314	20,406
General and administrative	4,011	6,542	14,413	20,311
Provision for impaired assets and restaurant closings	—	39	3,640	1,840
Restaurant-level operating (loss) income	$(684)	$21,695	$11,340	$65,664
Restaurant-level operating margin	(1.5)%	18.7%	5.7%	19.8%

TABLE SIX
BLOOMIN’ BRANDS, INC.
(LOSS) INCOME FROM OPERATIONS, NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
(Loss) income from operations	$(14,255)	$21,958	$(167,735)	$147,912
Operating (loss) income margin	(1.8)%	2.3%	(7.1)%	4.7%
Adjustments:
Severance and other transformational costs (1)	4,200	1,908	28,847	5,511
COVID-19 related costs (2)	—	—	79,218	—
Restaurant relocations and related costs (3)	—	477	592	2,461
Legal and other matters	—	815	178	815
Restaurant and asset impairments and closing costs (4)	—	(3,072)	(2,797)	1,098
Total (loss) income from operations adjustments	$4,200	$128	$106,038	$9,885
Adjusted (loss) income from operations	$(10,055)	$22,086	$(61,697)	$157,797
Adjusted operating (loss) income margin	(1.3)%	2.3%	(2.6)%	5.1%

Net (loss) income attributable to common stockholders	$(17,637)	$9,248	$(148,000)	$102,569
Adjustments:
(Loss) income from operations adjustments	4,200	128	106,038	9,885
Amortization of debt discount (5)	2,407	—	3,786	—
Total adjustments, before income taxes	6,607	128	109,824	9,885
Adjustment to provision for income taxes (6)	440	(471)	(28,029)	(1,703)
Redemption of preferred stock in excess of carrying value (7)	—	—	3,496	—
Net adjustments	7,047	(343)	85,291	8,182
Adjusted net (loss) income	$(10,590)	$8,905	$(62,709)	$110,751

Diluted (loss) earnings per share attributable to common stockholders (8)	$(0.20)	$0.11	$(1.69)	$1.14
Adjusted diluted (loss) earnings per share (8)	$(0.12)	$0.10	$(0.72)	$1.23

Diluted weighted average common shares outstanding (8)	87,558	87,305	87,394	90,306
_________________
(1)Severance and other costs incurred as a result of transformational and restructuring activities.
(2)Costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(3)Asset impairment charges and accelerated depreciation incurred in connection with our relocation program.
(4)Includes a lease termination gain of $2.8 million during the thirty-nine weeks ended September 27, 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives during 2019. Amount also includes gains on the sale of certain surplus properties of $3.8 million during 2019.
(5)Amortization of the debt discount related to the issuance of senior convertible notes.
(6)Income tax effect of the adjustments for the periods presented.
(7)Consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio subsidiary.
(8)Due to the net loss, the effect of dilutive securities was excluded from the calculation of diluted and adjusted diluted loss per share for the thirteen and thirty-nine weeks ended September 27, 2020.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Food and beverage costs	$—	$—	$7,345	$—
Other restaurant operating	—	(3,685)	(176)	(3,642)
Depreciation and amortization	—	611	407	1,783
General and administrative	4,200	2,776	32,056	7,106
Provision for impaired assets and restaurant closings	—	426	66,406	4,638
Interest expense, net	2,407	—	3,786	—
(Benefit) provision for income taxes	440	(471)	(28,029)	(1,703)
Redemption of preferred stock in excess of carrying value	—	—	3,496	—
Net adjustments	$7,047	$(343)	$85,291	$8,182

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Income (loss) from operations	$29,574	$50,318	$(21,968)	$242,167
Operating income (loss) margin	4.1%	5.9%	(1.0)%	8.7%
Adjustments:
COVID-19 related costs (1)	—	—	72,784	—
Restaurant relocations and related costs (2)	—	477	592	2,461
Severance (3)	—	59	—	759
Restaurant and asset impairments and closing costs (4)	—	(3,164)	(2,797)	(1,083)
Adjusted income from operations	$29,574	$47,690	$48,611	$244,304
Adjusted operating income margin	4.1%	5.6%	2.3%	8.8%

International Segment
(Loss) income from operations	$(7,926)	$10,550	$(18,209)	$31,179
Operating (loss) income margin	(16.0)%	8.9%	(8.9)%	9.2%
Adjustments:
COVID-19 related costs (1)	—	—	5,651	—
Restaurant and asset impairments and closing costs (4)	—	91	—	2,180
Adjusted (loss) income from operations	$(7,926)	$10,641	$(12,558)	$33,359
Adjusted operating (loss) income margin	(16.0)%	9.0%	(6.1)%	9.8%
_________________
(1)Costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Asset impairment charges and accelerated depreciation incurred in connection with our relocation program.
(3)Severance costs incurred as a result of restructuring activities.
(4)Includes a lease termination gain of $2.8 million within the U.S. segment during the thirty-nine weeks ended September 27, 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives during 2019. Amount also includes gains on the sale of certain surplus properties of $3.8 million within the U.S. segment during 2019.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	JUNE 28, 2020	OPENINGS	CLOSURES	SEPTEMBER 27, 2020
U.S.:
Outback Steakhouse
Outback Steakhouse—Company-owned	567	1	(1)	567
Franchised	141	—	(1)	140
Total	708	1	(2)	707
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	21	—	—	21
Total	220	—	—	220
Bonefish Grill
Company-owned	182	—	(1)	181
Franchised	7	—	—	7
Total	189	—	(1)	188
Fleming’s Prime Steakhouse and Wine Bar
Company-owned	65	—	—	65
Other
Company-owned	5	—	—	5
U.S. total	1,187	1	(3)	1,185
International:
Company-owned
Outback Steakhouse - Brazil (1)	103	1	—	104
Other (2)	30	1	—	31
Franchised
Outback Steakhouse - South Korea (2)	85	3	—	88
Other (3)	55	1	—	56
International total	273	6	—	279
System-wide total	1,460	7	(3)	1,464
____________________
(1)The restaurant counts for Brazil are reported as of May 31, 2020 and August 31, 2020 to correspond with the balance sheet dates of this subsidiary.
(2)As of September 27, 2020, the Company had 14 international “dark kitchen” locations that offer delivery and carry-out only. One of these locations was included within Company-owned Other and the remaining 13 were included in Franchised Outback Steakhouse - South Korea.
(3)Includes three fast-casual Aussie Grill locations as of September 27, 2020.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019	SEPTEMBER 27, 2020	SEPTEMBER 29, 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	(10.4)%	0.2%	(17.4)%	1.7%
Carrabba’s Italian Grill	(9.0)%	0.1%	(18.1)%	(0.4)%
Bonefish Grill	(22.5)%	(2.2)%	(31.0)%	—%
Fleming’s Prime Steakhouse & Wine Bar	(20.3)%	0.4%	(29.7)%	0.8%
Combined U.S.	(12.8)%	(0.2)%	(20.7)%	1.0%
International
Outback Steakhouse - Brazil (2)	(54.8)%	11.2%	(36.9)%	6.1%

Traffic:
U.S.
Outback Steakhouse	(13.6)%	(1.1)%	(18.1)%	(1.1)%
Carrabba’s Italian Grill	(11.7)%	0.5%	(15.1)%	(0.8)%
Bonefish Grill (3)	(14.7)%	(2.9)%	(19.4)%	(2.1)%
Fleming’s Prime Steakhouse & Wine Bar	(23.3)%	(0.3)%	(26.6)%	0.6%
Combined U.S. (3)	(13.6)%	(1.0)%	(17.9)%	(1.1)%
International
Outback Steakhouse - Brazil	(37.6)%	10.0%	(25.9)%	2.8%

Average check per person (4):
U.S.
Outback Steakhouse	3.2%	1.3%	0.7%	2.8%
Carrabba’s Italian Grill	2.7%	(0.4)%	(3.0)%	0.4%
Bonefish Grill	(7.8)%	0.7%	(11.6)%	2.1%
Fleming’s Prime Steakhouse & Wine Bar	3.0%	0.7%	(3.1)%	0.2%
Combined U.S.	0.8%	0.8%	(2.8)%	2.1%
International
Outback Steakhouse - Brazil	(16.2)%	0.8%	(11.0)%	3.3%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(3)In Q2 2020, Bonefish Grill replaced guest count with entrée count to measure restaurant traffic. Bonefish Grill and Combined U.S. traffic for the thirty-nine weeks ended September 27, 2020 were calculated using the entrée count methodology for Bonefish Grill as if the new methodology was in effect at the start of the fiscal year, which would have increased traffic for Bonefish Grill and Combined U.S. for the thirteen weekend ended March 29, 2020 by 3.1% and 0.5%, respectively.
(4)Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.